FIRST AMENDMENT TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

ELLSWORTH FUND LTD.

This First Amendment to Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Ellsworth Fund Ltd., a Delaware Statutory Trust (the “Trust”), is to be effective as of January 20, 2015 (the “Effective Date”).

1. The Board of Trustees of the Trust has approved and adopted this First Amendment to Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) at a regular meeting of the Board held, among other reasons, in order to amend the Declaration of Trust and other governance documents of the Trust as follows:

The heading of the Declaration of Trust be and it hereby is amended by deleting the language “Ellsworth Fund Ltd.” and substituting therefor the following language:

“Ellsworth Growth and Income Fund Ltd.”

The first sentence of Section 1.1 of the Declaration of Trust be and it hereby is amended by deleting such sentence and substituting therefor the following language:

“The name of the statutory trust established hereby is Ellsworth Growth and Income Fund Ltd.”

The definition of “Trust” at Section 1.2(w) of the Declaration of Trust be and it hereby is amended by deleting paragraph (w) and substituting therefor the following language:

“(w) The ‘Trust’ means Ellsworth Growth and Income Fund Ltd., the Delaware statutory trust established hereby;”

2. The Declaration of Trust, as amended by this First Amendment, remains in full force and effect and, as of the Effective Date hereof, the Declaration of Trust as amended by this First Amendment, shall constitute and shall be referred to as the Fund’s “Declaration of Trust” regardless of whether this First Amendment is expressly mentioned.

[CERTIFICATION]

The undersigned, the duly elected and acting Executive Vice-President of the Fund, hereby certifies that this First Amendment to the Amended and Restated Agreement and Declaration of Trust was duly adopted by the Board of Trustees of the Fund on January 16, 2015.

By:	/s/ Gary Levine
Name:	Gary Levine
Title:	Executive Vice-President

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